                             RHYTHMS NETCONNECTIONS INC.
                               (a Delaware corporation)




                             $150,365,000 Gross Proceeds

        Units consisting of 13 1/2% Senior Discount Notes due 2008 and Warrants







                                  PURCHASE AGREEMENT







Dated:  April 28, 1998

                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

PURCHASE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     SECTION 1.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . .   2
         (a)     REPRESENTATIONS AND WARRANTIES BY THE COMPANY . . . . . . .   2
         (b      OFFICER'S CERTIFICATES. . . . . . . . . . . . . . . . . . .  11
     SECTION 2.  SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING. . . . . .  11
         (a)     SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . .  11
         (b)     PAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         (c)     QUALIFIED INSTITUTIONAL BUYER . . . . . . . . . . . . . . .  12
         (d)     DENOMINATIONS; REGISTRATION . . . . . . . . . . . . . . . .  12
     SECTION 3.  COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . .  12
         (a)     OFFERING MEMORANDUM . . . . . . . . . . . . . . . . . . . .  12
         (b)     NOTICE AND EFFECT OF MATERIAL EVENTS. . . . . . . . . . . .  13
         (c)     AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. . . . . .  13
         (d)     QUALIFICATION OF SECURITIES FOR OFFER AND SALE. . . . . . .  13
         (e)     CERTIFICATE OF AMENDMENT. . . . . . . . . . . . . . . . . .  13
         (f)     DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (g)     USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . .  14
         (h)     RESTRICTION ON SALE OF SECURITIES . . . . . . . . . . . . .  14
         (i)     PRESS RELEASES. . . . . . . . . . . . . . . . . . . . . . .  14
     SECTION 4   PAYMENT OF EXPENSES . . . . . . . . . . . . . . . . . . . .  14
         (a)     EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . .  14
         (b)     TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . .  14
     SECTION 5.  CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS . . . . . . .  15
         (a)     OPINIONS OF COUNSEL FOR COMPANY . . . . . . . . . . . . . .  15
         (b)     OPINION OF COUNSEL FOR INITIAL PURCHASERS . . . . . . . . .  15
         (c)     OFFICERS' CERTIFICATE . . . . . . . . . . . . . . . . . . .  15
         (d)     ACCOUNTANT'S COMFORT LETTER . . . . . . . . . . . . . . . .  15
         (e)     BRING-DOWN COMFORT LETTER . . . . . . . . . . . . . . . . .  16
         (f)     CERTIFICATE OF AMENDMENT. . . . . . . . . . . . . . . . . .  16
         (g)     PORTAL. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         (h)     REGISTRATION RIGHTS AGREEMENTS. . . . . . . . . . . . . . .  16
         (i)     ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . .  16
         (j)     TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . .  16
     SECTION 6.  SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES . . . . . .  16
         (a)     OFFER AND SALE PROCEDURES . . . . . . . . . . . . . . . . .  16
         (b)     COVENANTS OF THE COMPANY. . . . . . . . . . . . . . . . . .  18
         (c)     RESALE PURSUANT TO RULE 903 OF REGULATION S
                 OR RULE 144A. . . . . . . . . . . . . . . . . . . . . . . .  19
     SECTION 7.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .  19
         (a)     INDEMNIFICATION OF INITIAL PURCHASERS . . . . . . . . . . .  19
         (b)     INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. . . . .  20
         (c)     ACTIONS AGAINST PARTIES, NOTIFICATION . . . . . . . . . . .  21
         (d)     SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. . . . .  21
     SECTION 8.  CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . .  21
     SECTION 9.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE
                 DELIVERY. . . . . . . . . . . . . . . . . . . . . . . . . .  23

     SECTION 10  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . .  23
         (a)     TERMINATION, GENERAL. . . . . . . . . . . . . . . . . . . .  23
         (b)     LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . .  23
     SECTION 11  DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. . . . . .  23
     SECTION 12  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 13  PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     SECTION 14  GOVERNING LAW AND TIME. . . . . . . . . . . . . . . . . . .  24
     SECTION 15  EFFECT OF HEADINGS. . . . . . . . . . . . . . . . . . . . .  24

                             $150,365,000 Gross Proceeds

                             RHYTHMS NETCONNECTIONS, INC.
                               (a Delaware corporation)

        Units consisting of 13 1/2% Senior Discount Notes due 2008 and Warrants


                                  PURCHASE AGREEMENT

                                                                 April 28, 1998
MERRILL LYNCH & CO.
Merrill Lynch Pierce, Fenner & Smith
        Incorporated
Donaldson, Lufkin & Jenrette Securities
        Corporation
 as Representative(s) of the several Initial Purchasers
c/o Merrill Lynch & Co.
 Merrill Lynch, Pierce Fenner & Smith
        Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

        Rhythms NetConnections, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers", which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), for whom Merrill Lynch and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective quantities set forth in said Schedule A of 290,000 of the Company's Units ($150,365,000 gross proceeds) consisting of 13 1/2% Senior Discount Notes due 2008 and Warrants (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated on or about May 5, 1998 (the "Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee") and a warrant agreement to be dated on or about May 5, 1998 (the "Warrant Agreement") between the Company and State Street Bank and Trust Company of California, N.A., as warrant agent (the "Warrant Agent"). Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to one or more letter agreements, to be dated as of the Closing Time (as defined in Section 2(b))(collectively, the "DTC Agreement"), among the Company, the Trustee, the Warrant Agent and DTC.

        The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities, the Indenture and the Warrant Agreement, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including the exemption afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "Commission")).

        The Company has prepared and delivered to each Initial Purchaser copies of preliminary offering memoranda dated April , 1998 and April 9, 1998 (collectively, the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated April 28, 1998 (the "Final Offering Memorandum"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

        SECTION 1.      REPRESENTATIONS AND WARRANTIES.

        (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Initial Purchaser as of the date hereof, and will represent as of the Closing Time referred to in Section 2(b) hereof by means of the certificate described in Section 5(c) hereof, and agrees with each Initial Purchaser as follows:

                (i) SIMILAR OFFERINGS. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                (ii) OFFERING MEMORANDUM. The Offering Memorandum does not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to such statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representative(s) expressly for use in the Offering Memorandum. It is understood that the statements set forth in the Offering Memorandum on page i with respect to stabilization, under the heading "Plan of Distribution" and the identity of counsel to the Initial Purchasers under the heading "Legal Matters" constitute the only information furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

                (iii)   [INTENTIONALLY LEFT BLANK].

                (iv) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the 1933 Act.

                (v) FINANCIAL STATEMENTS. The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum. The pro forma and pro forma as adjusted columns of the selected financial data included in the Offering Memorandum and the related notes thereto present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                (vi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (vii) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                (viii) GOOD STANDING OF DESIGNATED SUBSIDIARIES. Each of ACI Corp. and ACI Corp. -- Virginia (collectively, the "Designated Subsidiaries") has been duly organized and is validly existing as a corporation (or, in the case of ACI Corp. -- Virginia, a Virginia public benefit corporation) in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation to transact business and is in good standing, in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is directly owned by the Company (or, in the case of ACI Corp. -- Virginia, by ACI Corp.), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Designated Subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, or under the charter or by-laws of such Designated Subsidiary or under any agreement to which the Company or such Designated Subsidiary is a party. The Company has no subsidiaries other than the Designated Subsidiaries.

                (ix) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or the Warrant Agreement, pursuant to employee benefit or stock option plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum).

                (x) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                (xi) AUTHORIZATION OF THE INDENTURE AND THE WARRANT AGREEMENT. The Indenture and the Warrant Agreement have been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                (xii) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and the Warrant Agreement and delivered against payment of the purchase price therefor will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating, to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding, in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and the Warrant Agreement. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any preemptive or similar rights and have been issued in compliance with or in reliance upon an exemption from all applicable state and federal securities laws. The Warrants are exercisable into Common Stock in accordance with the terms of the Warrant Agreement. The Company has duly authorized and reserved for issuance the shares of Common Stock issuable upon exercise of the Warrants, and, when issued and paid for upon exercise of the Warrants in accordance with the terms thereof, the shares of Common Stock will be validly issued, fully paid and nonassessable, free of any preemptive or similar rights.

                (xiii) DESCRIPTION OF THE SECURITIES, THE INDENTURE AND THE WARRANT AGREEMENT. The Securities, the Indenture and
        the Warrant Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and will be in substantially the respective forms previously delivered to the Initial Purchasers.

                (xiv) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the Indenture, the Warrant Agreement and the Securities and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Offering Memorandum and the consummation of' the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture, other evidence of indebtedness or preferred stock (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness or preferred stock by the Company or any of its subsidiaries.

                (xv) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                (xvi) ABSENCE OF PROCEEDINGS. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary thereof which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                (xvii) POSSESSION OF INTELLECTUAL PROPERTY. Except as disclosed in the Offering Memorandum, (A) the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except that the Company and its subsidiaries may fail to so own, possess or have the ability to acquire on reasonable terms any Intellectual Property if such failure would not result, singly or in the aggregate, in a Material Adverse Effect, and (B) neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                (xviii) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except as may be required under the 1933 Act or state securities or "blue sky" laws in connection with the Exchange Offer (as defined in the Offering Memorandum).

                (xix) POSSESSION OF LICENSES AND PERMITS. Except as disclosed in the Offering Memorandum, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (collectively, "Governmental Licenses"); the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. The Company has not been informed of any fact, event or circumstance that is reasonably likely to impair the Company's (or its subsidiaries') ability to obtain any Governmental Licenses necessary or advisable in order to effectuate the Company's future plans and strategies described in the Offering Memorandum. Without limiting the generality of this paragraph
        (xix):

                        (A) The Company and each of its subsidiaries hold all telecommunications regulatory licenses, permits, authorizations, consents and approvals (the "Telecommunications Licenses") required from the Federal Communications Commission (the "FCC") for the Company and its subsidiaries to conduct their business on and as of the date hereof in the manner described in the Offering Memorandum, except as would not have, individually or in the aggregate, a Material Adverse Effect; the Telecommunications Licenses have been duly and validly issued and are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Material Adverse Effect; no proceedings to revoke or restrict the Telecommunications Licenses are pending or, to the best of the Company's knowledge, threatened; neither the Company nor its subsidiaries are in violation of any of the terms and conditions of any of the Telecommunications Licenses, are in violation of the Communications Act of 1934, as amended (the "Communications Act"), or are in violation of any FCC rules and regulations, except as would not have, individually or in the aggregate, a Material Adverse Effect; and the Company and its subsidiaries have in effect with the FCC all international and domestic service tariffs necessary to conduct their business on and as of the date hereof in the manner described in the Offering Memorandum except as would not have, individually or in the aggregate, a Material Adverse Effect;

                        (B) The Company and its subsidiaries have obtained all state and municipal Telecommunications Licenses and filed all tariffs required for the provision of telecommunications services in any state to conduct their business on and as of the date hereof in the manner described in the Offering Memorandum, except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect;

                        (C) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC or any state utility commission or similar state agency ("PUC") or municipality against the Company or its subsidiaries or any action, proceeding or investigation pending before the FCC or any state PUC or municipality, or, to the Company's knowledge, threatened by the FCC or any state PUC or municipality against the Company or its subsidiaries which, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company or its subsidiaries;

                        (D) No license, permit, consent, approval, order or authorization of, or filing with, the FCC or with any state PUC or municipal authority on the part of the Company or its subsidiaries is required in connection with the issuance or sale of the Units; and

                        (E) Neither the issuance and sale of the Units nor the performance by the Company or its subsidiaries of their obligations under this Agreement, the Registration Rights Agreements (as defined herein), the Warrant Agreement or the Indenture (collectively, the "Purchase Documents") will result in a violation in any material respect of: (1) the Communications Act or the applicable rules or regulations, or any order, writ, judgment, injunction, decree or award of the FCC binding on the Company or its subsidiaries; (2) any state telecommunications laws or any applicable state PUC rules or regulations, or any order, writ, judgment, injunction, decree or award of any state PUC binding on the Company or its subsidiaries; or (3) any municipal rules or regulations applicable to the Company or its subsidiaries; except that the Company may be required to file applications and/or obtain permits, authorizations, consents and approvals as a result of the issuance of shares of common stock upon the exercise of the Warrants if such issuance would be deemed to result in a change in control of the Company, which requirement would not have a Material Adverse Effect.

                (xx) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease.

                (xxi) TAX RETURNS. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings, and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section l(a)(v) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities, except for such failures to file, request extensions, make payments and provide for adequate charges, accruals and reserves as would not, singly or in the aggregate, result in a Material Adverse Effect.

                (xxii) ENVIRONMENTAL LAWS. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws.

                (xxiii) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                (xxiv) RULE 144A ELIGIBILITY. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                (xxv) NO GENERAL SOLICITATION. None of the Company, its affiliates, as such term is defined in Rule 501 (b) under the 1933 Act ("Affiliates"), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

                (xxvi) NO REGISTRATION REQUIRED. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in
        Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act").

                (xxvii) NO DIRECTED SELLING EFFORTS. With respect to those Securities sold in reliance on Regulation S, (A) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has complied and will comply with the offering restrictions requirement of Regulation S.

                (xxviii) NO APPLICABLE ANTI-DILUTION PROVISIONS. Upon execution of the waiver agreement in the form attached hereto as Annex B (the "Waiver Agreement") by the parties thereto and compliance with the transactions contemplated thereby, the issuance and sale of the Securities pursuant to this Agreement and the transactions contemplated hereby, and the issuance of shares of Common Stock upon exercise of the Warrants, will not result in an adjustment to any conversion ratio, conversion price, exercise price, redemption price or similar provision applicable to any outstanding securities of the Company.

                (xxix) INSURANCE. The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and business. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company, each of its subsidiaries and their businesses. Neither the Company or any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvement or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof.

                (xxx) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (xxxi) STABILIZATION AND MANIPULATION. None of the Company or any of its subsidiaries has (a) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units, the Notes or the Warrants or (b) since the date of the Preliminary Offering Memorandum (I) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Units, the Notes or the Warrants or (II) paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company.

                (xxxii) RELATED PARTY TRANSACTIONS. Except as disclosed in the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein pursuant to Item 404 of Regulation S-K of the Commission (assuming for purposes of this paragraph (xxxii) that Regulation S-K is applicable to the Offering Memorandum).

                (xxxiii) SOLVENCY. The Company is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and mature, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

        (b      OFFICER'S CERTIFICATES.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative(s) or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

        SECTION 2.      SALE AND DELIVERY TO INITIAL PURCHASERS; CLOSING.

        (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial

Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the quantity of Securities set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

        (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Baker & McKenzie, 805 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 10:00 A.M. on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called the "Closing Time").

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative(s) for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time, but such payment shall not relieve such Initial Purchaser from its obligations hereunder. The certificates representing the Securities shall be registered in the name of Cede & Co. pursuant to the DTC Agreement and shall be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. on the last business day prior to the Closing Time.

        (c) QUALIFIED INSTITUTIONAL BUYER. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that, as of the date hereof and as of the Closing Date, it is a "qualified institutional buyer" within the meaning, of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

        (d) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations and registered in such names as the Representative(s) may request in writing at least one full business day before the Closing Time.

        SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Initial Purchaser as follows:

        (a) OFFERING MEMORANDUM. The Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

        (b) NOTICE AND EFFECT OF MATERIAL EVENTS. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, any material changes in or affecting the earnings, business affairs or business prospects of the Company and its subsidiaries which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

        (c) AMENDMENT TO OFFERING MEMORANDUM AND SUPPLEMENTS. The Company will advise each initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

        (d) QUALIFICATION OF SECURITIES FOR OFFER AND SALE. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale by the Initial Purchasers to any Subsequent Purchasers under the applicable securities laws of such jurisdictions as the Representative(s) may reasonably designate and will maintain such qualifications in effect as long as required for the sale of the Securities; PROVIDED; HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (e) CERTIFICATE OF AMENDMENT. The Company will use its best efforts to cause a Certificate of Amendment (the "Certificate of Amendment") to its Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware prior to completion of the transactions contemplated hereby, which (i) shall cause the number of authorized shares of common stock, par value $0.001 per share, of the Company to be increased to a number sufficient to provide for the exercise of the Warrants and (ii) shall effectuate such further amendments as the Initial Purchasers may reasonably request in order to effectuate the transactions contemplated hereby.

        (f) DTC. The Company will cooperate with the Representative(s) and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

        (g) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Offering Memorandum under "Use of Proceeds".

        (h) RESTRICTION ON SALE OF SECURITIES. During a period of 180 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, any other debt securities of the Company or securities of the Company that are convertible into, or exchangeable for, the Securities or such other debt securities.

        (i) PRESS RELEASES. From the date hereof to the Closing Time, without the prior consent of the Initial Purchasers, the Company will not issue directly or indirectly any press release or other public communication or hold any press conference with respect to the Company or the business, financial condition, assets, results of operations or prospects of the Company, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release, communication or conference is required by law.

        SECTION 4       PAYMENT OF EXPENSES.

        (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement and any Agreement among Initial Purchasers, the Indenture, the Warrant Agreement and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers, including any charges of DTC in connection therewith, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey, any supplement thereto and any Legal Investment Survey, which amounts shall not exceed $2,500,
(vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
(vii) any fees payable in connection with the rating of the Securities, (viii) any fees payable to the review by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322 and (ix) the fees and expenses of the Warrant Agent, including the fees and disbursements of counsel for the Warrant Agent in connection with the Warrant Agreement and the Securities.

        (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

        SECTION 5. CONDITIONS OF INITIAL PURCHASERS' OBLIGATIONS. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a) OPINIONS OF COUNSEL FOR COMPANY. At the Closing Time, the Representative(s) shall have received the opinions, dated as of the Closing Time, together with signed or reproduced copies of such letters for each of the other Initial Purchasers, (i) of Brobeck, Phleger & Harrison LLP, counsel for the Company, to the effect set forth in Exhibit A-1 hereto, (ii) of Hale and Dorr LLP, counsel for the Company, to the effect set forth in Exhibit A-2 hereto, (iii) of Blumenfeld & Cohen, counsel for the Company, to the effect set forth in Exhibit A-3 hereto, (iv) of a firm to be designated by the Company and reasonably satisfactory to the Initial Purchasers, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth on Exhibit A-4 hereto and (v) of Jeffrey Blumenfeld, General Counsel of the Company, to the effect set forth on Exhibit A-5 hereto. In giving the opinion described in clause (i) above such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative(s).

        (b) OPINION OF COUNSEL FOR INITIAL PURCHASERS. At the Closing Time, the Representative(s) shall have received the favorable opinion, dated as of the Closing Time, of Baker & McKenzie, counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers, substantially to the effect set forth in Exhibit A-6 hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representative(s).

        (c) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative(s) shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

        (d) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representative(s) shall have received from Price Waterhouse LLP a letter dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

        (e) BRING-DOWN COMFORT LETTER. At the Closing Time, the Representative(s) shall have received from Waterhouse LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

        (f) CERTIFICATE OF AMENDMENT. Prior to the Closing Time, the Company shall have caused the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware and shall have delivered a certified copy of such amendment to the Representatives.

        (g) PORTAL. At the Closing Time, the Securities shall have been designated for trading on PORTAL.

        (h) REGISTRATION RIGHTS AGREEMENTS. The Issuers and the Initial Purchasers shall have entered into registration rights agreements (the "Registration Rights Agreements"), dated as of the Closing Time, substantially in form and substance as described in the Offering Memorandum under the headings "Description of the Notes--Exchange Offer; Note Registration Rights" and "Description of the Warrants--Certain Terms--Registration Requirements."

        (i) ADDITIONAL DOCUMENTS. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Initial Purchasers.

        (j) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative(s) by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.      SUBSEQUENT OFFERS AND RESALES OF THE SECURITIES.

        (a) OFFER AND SALE PROCEDURES. Each of the Initial Purchasers and the Company hereby acknowledge and agree to observe the following procedures in connection with the offer and sale of the Securities:

                (i) OFFERS AND SALES ONLY TO REGULATION S PURCHASERS OR QUALIFIED INSTITUTIONAL BUYERS. Offers and sales of the Securities will be made only by the Initial Purchasers or

        Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Rules 903 and 904 of Regulation S under the 1933 Act.

                (ii) NO GENERAL SOLICITATION. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering of the Securities.

                (iii) PURCHASES BY NON-BANK FIDUCIARIES. In the case of a non-bank Subsequent Purchaser of a Security acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to clause (a) above, each third party shall, in the judgment of the applicable Initial Purchaser, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

                (iv) SUBSEQUENT PURCHASER NOTIFICATION. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the 1933 Act and have not been registered under any state securities laws, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Rule 904 of Regulation S, or (3) inside the United States in accordance with
        (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) the exemption from registration under the 1933 Act provided by Rule 144, if available.

                (v)     [INTENTIONALLY LEFT BLANK.]

                (vi) RESTRICTIONS ON TRANSFER. The transfer restrictions and the other provisions set forth in Section 3.17 of the Indenture and
        Section 1.08 of the Warrant Agreement, including the legends required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. The Company shall refuse to register any transfer of securities not made in accordance with Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration. Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any resale or transfer by any Subsequent Purchaser of any Security; provided, that nothing contained in this sentence shall limit the Initial Purchasers' rights and obligations under Section 7 hereof.

                (vii) DELIVERY OF OFFERING MEMORANDUM. Each Initial Purchaser will deliver to each purchaser of the Securities from such Initial Purchaser, in connection with its original distribution of the Securities, a copy of the Offering Memorandum, as amended and supplemented at the date of such delivery.

                (viii) HEDGING TRANSACTIONS. The Initial Purchasers will not engage in hedging transactions with respect to the Securities prior to the expiration of the applicable distribution compliance period specified in Rule 903 of Regulation S under the Securities Act, unless in compliance with the Securities Act.

        (b) COVENANTS OF THE COMPANY. The Company covenants with each Initial Purchaser as follows:

                (i) DUE DILIGENCE. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Initial Purchasers, the Initial Purchasers and counsel for the Initial Purchasers shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries. The Company also agrees to provide answers to each prospective Subsequent Purchaser of Securities who so requests concerning the Company and its subsidiaries (to the extent that such information is available or can be acquired and made available to prospective Subsequent Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Securities, as provided in the Offering Memorandum.

                (ii) INTEGRATION. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or
        (iii) the resale of the Securities by such Subsequent Purchasers to others, in each case in accordance with the terms and conditions herein set forth) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

                (iii) RULE 144A INFORMATION. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as "Additional Information").

                (iv) RESTRICTION ON REPURCHASES. Until the expiration of three years after the original issuance of the Securities, the Company will not, and will cause its Affiliates not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933
        Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any Affiliate shall submit such Securities to the Trustee for cancellation.

        (c) RESALE PURSUANT TO RULE 903 OF REGULATION S OR RULE 144A. Each Initial Purchaser represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Securities and will offer and sell Securities (i) as part of their distribution at any time and (ii) otherwise until forty days (or, in the case of the Warrants, one year) after the later of the date upon which the offering of the Securities commences and the Closing Time, only in accordance with Rule 903 of Regulation S or Rule 144A under the 1933 Act. Accordingly, neither the Initial Purchasers, their affiliates nor any persons acting on their behalf have engaged or will engage in any directed selling efforts with respect to Securities, and the Initial Purchasers, their affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities (other than a sale of Securities pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons
                (i) as part of their distribution at any time and (ii) otherwise until forty days (or, in the case of the Warrants, one year) after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

Terms used in the above paragraph have the meanings given to them by Regulation
S.

Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

        SECTION 7.      INDEMNIFICATION.

        (a) INDEMNIFICATION OF INITIAL PURCHASERS. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representative expressly for use in the Offering Memorandum (or any amendment thereto), which information is described in Section 1(a)(ii) hereof; and PROVIDED further that the Company will not be liable to an Initial Purchaser with respect to any Preliminary Offering Memorandum to the extent that the Company shall sustain the burden of proof of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Initial Purchaser, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Initial Purchaser failed to send or give, at or prior to the Closing Date, a copy of the Final Offering Memorandum as then amended or supplemented if (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for the distribution by the Closing Date) to the Initial Purchasers and the loss, liability, claim, damage or expense of such Initial Purchaser resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from the Preliminary Offering Memorandum which was corrected in the Final Offering Memorandum as, if applicable, amended or supplemented prior to the Closing Date and (ii) giving or sending such Final Offering Memorandum by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted a complete defense to the claim asserted by such person.

        (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who would be required to sign the Offering Memorandum if it were a registration statement on Form S-1, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representative expressly for use in the Offering Memorandum.

        (c) ACTIONS AGAINST PARTIES, NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        SECTION 8.      CONTRIBUTION.  If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

        The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed pursuant to this Agreement were offered to the Subsequent Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company, each officer of the Company who would be required to sign the Offering Memorandum if it were a registration statement on Form S-l, and each person, if any, who controls the Company within the meaning of

Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 8 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

        SECTION 10       TERMINATION OF AGREEMENT.

        (a) TERMINATION; GENERAL. The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

        (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 11 DEFAULT BY ONE OR MORE OF THE INITIAL PURCHASERS. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative(s) shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements, for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such

24-hour period, then this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

        No action pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Representative(s) or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangement.

        SECTION 12 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Representative(s) at North Tower, World Financial Center, New York, New York 10281-11201, attention of Marcey Becker, with a courtesy copy to Malcolm I. Ross, Baker & McKenzie, 805 Third Avenue, New York, New York 10022; notices to the Company shall be directed to it at 7337 South Revere Parkway, Englewood, Colorado 80112-3931, attention of Joseph D'Angelo, with a courtesy copy to John Denniston, Brobeck Phleger & Harrison LLP, 550 West "C" Street, Suite 1300, San Diego, California 92101.

        SECTION 13 PARTIES. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14 GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 15 EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                               [signature page follows]

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                Very truly yours,

                                RHYTHMS NETCONNECTIONS, INC.


                                By  /s/ Catherine M. Hapka
                                    -------------------------------------------
                                        Catherine Hapka
                                        Chief Executive Officer & President

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED
DONALDSON, LUFKIN & JENRETTE SECURITIES
        CORPORATION

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

By  /s/ Marcy Becker
  ----------------------------------------
          Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

                                      SCHEDULE A

                                                               Quantity of
        Name of Initial Purchaser                               Securities
        -------------------------                              -----------
Merrill Lynch, Pierce, Fenner & Smith Incorporated ..........     188,500

Donaldson, Lufkin & Jenrette Securities Corporation .........     101,500






                                                                ----------

Total .......................................................     290,000
                                                                ----------
                                                                ----------

                                      Sch A - 1

                                      SCHEDULE B

                             RHYTHMS NETCONNECTIONS, INC.
 290,000 Units consisting of 13 1/2% Senior Discount Notes due 2008 and Warrants



        1. The initial public offering price of the Securities shall be 51.85% of the principal amount at maturity ($290,000,000) of the Notes included therein.

        2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 50.03525% of the principal amount at maturity of the Notes included therein.

        3. The interest rate on the Notes shall be 13 1/2% per annum commencing May 15, 2003.

        4. Each Unit shall contain $1,000 in principal amount at maturity of Notes and four Warrants to purchase 1.7 shares of the Company's common stock at $0.01 per share.

        5. The further terms and conditions of the Securities are as set forth in the Offering Memorandum.


                                      Sch B - 1

                                                                   Exhibit A-1

                      FORM OF OPINION OF COMPANY'S LEGAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                   SECTION 5(a)(i)

                      [Form of Brobeck Phleger opinion follows]



                                      A - 1 - 1

                                    May    , 1998


Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation as Representative(s) of the Several Initial Purchasers
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

                We have acted as counsel to Rhythms NetConnections Inc., a Delaware corporation (the "Company") in connection with the issuance and sale by the Company of Units (the "Offering") consisting of _____% Senior Discount Notes due 2008 (the "Notes") and Warrants to purchase up to __________ shares of the Company's Common Stock (the "Warrants") with gross proceeds in the amount of $125,000,000 (collectively, the "Units"), pursuant to that certain Purchase Agreement dated April __, 1998 (the "Purchase Agreement"), among the Company and you , as the Representatives of the Initial Purchasers. This opinion is being rendered to you pursuant to Section 5(a)(i) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Purchase Agreement.

                In our capacity as counsel to the Company in connection with the transaction contemplated by the Purchase Agreement, we have examined, among other things, originals, or copies identified to our satisfaction as being true copies, of the following:

                        (i) The Preliminary Offering Memorandum dated April 9, 1998 (the "Preliminary Offering Memorandum");

                        (ii) The final Offering Memorandum dated __________, 1998 (the "Offering Memorandum");

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 2
  Securities Corporation



                (iii) The Certificates of Incorporation of the Company and ACI Corp., a Delaware corporation ("ACI Corp. -- Delaware") and ACI Corp. -- Virginia, a Virginia corporation ("ACI Corp. -- Virginia") (each of ACI Corp. -- Delaware and ACI Corp. -- Virginia, a "Designated Subsidiary"), including all amendments thereto, as in effect at the date hereof;

                (iv) The Bylaws of the Company and each Designated Subsidiary, including all amendments thereto, as in effect at the date hereof;

                (v) Resolutions of the Board of Directors of the Company adopted at a telephonic meeting of the Board held on March 27, 1998, authorizing the issuance and sale of the Units, the preparation of the Preliminary Offering Memorandum and Offering Memorandum and other related actions with regard thereto;

                (vi) Resolutions of the Pricing Committee of the Board of Directors of the Company adopted at a telephonic meeting held on __________, 1998, authorizing the pricing of the Notes and other final terms of the issuance and sale of the Units;

                (vii)   The Purchase Agreement;

                (viii) The forms of the certificates representing the Notes and Warrants;

                (ix) The certificate dated the date hereof of the President and Chief Financial Officer of the Company, delivered to you pursuant to Section 5(c) of the Purchase Agreement;

                (x) The Indenture (the "Indenture"), dated the date hereof, by and between the Company and State Street Bank and Trust Company of California, N.A. (the "Trustee");

                (xi) The Warrant Agreement (the "Warrant Agreement"), dated as of the date hereof, by and between the Company and State Street Bank and Trust Company of California (the "Warrant Agent").

                (xii) The Officers' Certificate attached hereto as EXHIBIT A (the "Officers' Certificate"); and

                (xiii) The opinion of _________________ dated as of the date hereof (the "_________________ Opinion").

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 3
  Securities Corporation



        In addition, we have obtained from public officials and from officers and other representatives of the Company such other certificates and assurances as we consider necessary for purposes of this opinion. In our examination of documents, we have assumed, without independent verification, the legal capacity of all natural persons, that the signatures on all documents examined by us are genuine, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. Regarding documents executed by parties other than the Company, we have assumed
(i) that each such other party (A) properly signed such documents (and that such signatures are genuine) and (B) had the power to enter into and perform all of its obligations thereunder, and (ii) that such documents constitute the legal, valid, binding and enforceable obligations of such party, which assumptions we have not independently verified. Specifically and without limiting the generality of the foregoing, we have assumed that the certificates representing the Notes and the Warrants have been executed for delivery by authorized officers of the Trustee and Warrant Agent, respectively.

        As used in this opinion, the expression "to our knowledge" and "known to us" with reference to matters of fact means that after considering the actual knowledge of those attorneys in our firm who have given substantive attention to this matter for the Company, but not including any constructive or imputed notice of any information, we find no reason to believe that the opinions expressed herein are factually incorrect. Beyond that, we have made no independent factual investigation for the purpose of rendering an opinion with respect to such matters except as otherwise expressly specified in this opinion.

        Except as provided in the following sentence, this opinion relates solely to the laws of the State of California, the laws of the State of New York, the Delaware General Corporation Law, the Federal securities laws of the United States, and the Trust Indenture Act of 1939 (the "TIA"), and we express no opinion with respect to the effect or applicability of any laws in other areas or of other jurisdictions. To the extent that the matters addressed in numbered paragraphs 2, 5, 11 and 16 below involve the laws of the State of Virginia, we have relied with your and their consent, solely on the _____________ Opinion, without independently investigating or considering any of the matters covered thereby.

        For purposes of the matters addressed in numbered paragraph 1 below relating to the valid existence and good standing of the Company under the Delaware General Corporate Law, we have relied, with your consent, solely upon the Certificate of Good Standing dated _____________ , 1998, received from the Secretary of State of the State of Delaware, without further investigation.

        For purposes of the matters addressed in numbered paragraph 2 below relating to the valid existence and good standing of ACI Corp. -- Delaware under the Delaware General

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 4
  Securities Corporation



Corporate Law, we have relied, with your consent, solely upon the Certificate of Good Standing dated _____________, 1998, received from the Secretary of State of the State of Delaware, without further investigation.
        For purposes of the matters addressed in numbered paragraph 3 below relating to the qualification of each of the Company and ACI Corp. -- Delaware to transact business as a foreign corporation in certain jurisdictions and their good standing therein, we have relied, with your consent, solely upon (i) the representations of the Company set forth in the Officers' Certificate that the only jurisdictions in which the real and personal property or assets or business conducted by the Company and ACI Corp. -- Delaware are located include:
California and Colorado, and (ii) the Certificates of Qualification and Good Standing of the Secretaries of State of the States of California (dated _____________, 1998) and Colorado (dated _____________, 1998) without further investigation.

        For purposes of the matters addressed in paragraph 12 below, we have assumed that the Initial Purchasers are qualified institutional buyers (as defined in the Purchase Agreement), and we have relied, with your consent, upon the representations, warranties, covenants and agreements of the Company in the Purchase Agreement, the covenants and agreements of the Initial Purchasers in the Purchase Agreement and on the accuracy of the disclosure in the Offering Memorandum under the caption "Plan of Distribution" and "Notice to Investors," in each case without independent verification. In addition, we express no opinion herein as to any sale of the Units, Notes and/or Warrants subsequent to the initial resales thereof by the Initial Purchasers to the Subsequent Purchasers.

        Based upon and subject to the foregoing and the other qualifications and conditions set forth herein, we are of the opinion that:

                1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

                2. Each Designated Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

                3. The Company is duly qualified and is in good standing as a foreign corporation in California and Colorado. ACI Corp. -- Delaware is duly qualified and is in good standing as a foreign corporation in California and Colorado.

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 5
  Securities Corporation



                4. To our knowledge, the Designated Subsidiaries are the Company's only subsidiaries.

                5. The Company has ______________ shares of Common Stock authorized and _____ shares of Preferred Stock authorized. To our knowledge, the company has ______ of Common Stock issued and outstanding and _______ shares of Preferred Stock issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, to our knowledge, were not issued in violation of any preemptive or similar right. All of the issued and outstanding shares of capital stock of each Designated Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, to our knowledge, are owned by the Company. To our knowledge and based solely on our review of : (i) the representations of the Company set forth in the Officers' Certificate, (ii) UCC searches in the States of California, Colorado, Delaware and Virginia, and (iii) original stock certificate No. __________ representing _____ shares of Common Stock of ACI Corp. -- Delaware, and original stock certificate No. __________ representing _____ shares of Common Stock of ACI Corp. -- Virginia, both of which are in the Company's possession, and the stock ledgers of the Designated Subsidiaries, the issued and outstanding shares of capital stock of each Designated Subsidiary owned by the Company are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                6. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized, and, when issued and delivered against payment therefor in accordance with the terms of the Warrants and Warrant Agreement, will be validly issued, fully paid and nonassessable.

                7. The Purchase Agreement has been duly authorized, executed and delivered by the Company.

                8. The certificate representing the Notes delivered to the Trustee is in the form contemplated by the Indenture and the certificate representing the Warrants delivered to the Warrant Agent is the form contemplated by the Warrant Agreement. The Notes and the Warrants have been duly authorized by the Company and, when the Notes and Warrants are executed and authenticated in accordance with the provisions of the Indenture and Warrant Agreement, respectively, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement will

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 6
  Securities Corporation



be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        9. The Indenture and the Warrant Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

        10. To our knowledge, except as set forth in the Offering Memorandum, there are no legal or governmental proceedings, actions, suits, inquiries, or investigations pending or threatened against the Company or the Designated Subsidiaries, or to which the property of the Company or any Designated Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect on the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the issuance and sale of the Units contemplated by the Offering Memorandum.

        11. No authorization, approval, consent or order of, or qualification with, any governmental authority or agency having jurisdiction over the Company (other than such as may be required under the applicable securities or "blue sky" laws of the various jurisdictions in which the Units will be offered or sold, and, with respect to the Exchange Notes (as defined in the Notes Registration Rights Agreement dated as of the date hereof between the Company and you), the Securities Act of 1933, as amended (the "Securities Act"), and the TIA as to which we need express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture and the Warrant Agreement by the Company or the compliance by the Company with all of the provisions thereof and the consummation of the transactions contemplated thereby. The execution, delivery and performance of the Purchase Agreement, the DTC Agreement, the Indenture, the Warrant Agreement and the Units and the consummation of the transactions contemplated in the Purchase Agreement, the description of the "Use of Proceeds" set forth in the Offering Memorandum, and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Warrant Agreement and the Units will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Designated Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument material to the Company and the Designated
Subsidiaries, taken as a whole, (as identified by the Company in Schedule A to the Officers' Certificate), nor will such action conflict with or constitute a breach of any of the terms or

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 7
  Securities Corporation



provisions of, or a default under, the Certificates of incorporation and Bylaws of the Company and the Designated Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary or any of their respective properties, assets or operations. With respect to the opinion set forth above in this numbered paragraph 11 regarding the description of the "Use of Proceeds," without limiting the generality of the other qualifications and conditions set forth herein, this firm is not opining on or providing any guarantee regarding how or if the Company will actually use any of the net proceeds from the Offering.

        12. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by the Purchase Agreement or in connection with sales from the Initial Purchasers to the Subsequent Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Securities Act or to qualify the Indenture under the TIA.

        13. The statements in the Offering Memorandum under the captions "Description of the Units," "Description of the Notes," "Description of the Warrants," and "Description of Capital Stock" insofar as such statements constitute summaries of the legal matters and documents referred to therein, fairly present, in all material respects, such legal matters and documents.

        14. The statements in the Offering Memorandum under the caption "Certain Federal Income Tax Considerations" insofar as such statements constitute a summary of certain federal income tax laws referred to therein, fairly present, in all material respects, such federal income tax laws.

        15. To our knowledge, assuming the Offering Memorandum was a prospectus included in a Registration Statement on Form S-1, there are no contracts, indentures, mortgages, loan agreements, notes, leases, or other instruments that are required to be described in the Offering Memorandum that are not so described, and the descriptions thereof are accurate in all material respects.

        16. Each of the past corporate actions listed on Exhibit B hereto (which includes all material corporate transactions disclosed in the Officers' Certificate or otherwise known to us) have been duly authorized by the Company and the appropriate Designated Subsidiary, as the case may be. To our knowledge and based solely on our review of the Officers' Certificate and other certificates attached hereto as Exhibit C received from Chief Executive Officer and President of the Designated Subsidiaries , no default by the Company or any Designated Subsidiary that would have a Material Adverse Effect exists

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 8
  Securities Corporation



in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument material to the Company and the Designated Subsidiaries, taken as a whole, as identified as items 1 through 11 on Schedule A to the Officers' Certificate. Notwithstanding anything else set forth in this opinion and without limiting the generality of the other qualifications and conditions set forth herein, the scope of the opinions set forth in this numbered paragraph 16 do include any actions or inactions by the Company or any Designated Subsidiary after the Closing Time.

        In addition, we participated in conferences with certain officers and other representatives of the Company, its regulatory counsel, its independent public accountants, and with you and your counsel at which the contents of the Offering Memorandum and related matters were discussed. We are not, however, passing upon, and do not assume any responsibility for, and we have not independently checked or verified the accuracy, completeness or fairness of the information contained in the Offering Memorandum. In addition we are not experts on issues related to patents, the FCC, state regulations applicable to intrastate and interstate communications, the Investment Company Act of 1940, the Telecommunications Act of 1996, the Public Utility Holding Company Act of 1935, and the other matters being opined on by Bloomenfeld & Cohen and Hale and Dorr as required by Section 5(a)(ii) and (iii) of the Purchase Agreement, and, without limiting the generality of the other qualifications and conditions set forth herein, we are not passing upon, and do not assume any responsibility for, and we have not independently checked or verified, the accuracy, completeness or fairness of the information contained in the Offering Memorandum with respect to such issues.

        We may state, however, that, based upon our participation as described in the preceding paragraph, we confirm that we have no reason to believe that (other than the financial statements, including the notes and schedules thereto, and the other financial and statistical data included therein, as to which we express no belief), the Offering Memorandum contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Our opinions in numbered paragraph 11 above with respect to laws referred to therein are limited to laws normally applicable to transactions of the type contemplated in the Purchase Agreement, Indenture and Warrant Agreement and do not extend to licenses, permits and approvals necessary for the conduct of the Company's business. In addition and without limiting the generality of the previous sentence, we express no opinion herein with respect to the effect of any environmental law, any state or federal antitrust law or any local law.

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                             Page 9
  Securities Corporation



        The opinions set forth above are also subject to the following qualifications, assumptions, limitations and exceptions:

        (a) The enforceability of the obligations of the Company under the Indenture, Warrant Agreement, Notes and Warrants (the "Operative Documents") may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing.

        (b) We express no opinion as to provisions, if any, of the Operative Documents, purporting to establish an evidentiary standard or to authorize conclusive determinations by any party thereto or any other person or allowing any party thereto or any other person to make determinations in its sole discretion.

        (c)     We also express no opinion as to:

                (i) the enforceability of provisions, if any, of the Operative Documents, pursuant to which the Company agrees to make payments without set-off, defense or counterclaim;

                (ii) remedial provisions, if any, of the Operative Documents, including, without limitation, certain of the waivers therein, which purport to permit the Initial Purchasers or any other person to exercise remedies with respect to the Company other than in compliance with applicable laws;

                (iii) the enforceability of provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws);

                (iv) provisions, if any, providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Operative Documents;

                (v) provisions, if any, contained in the Operative Documents purporting to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived;

Merrill Lynch & Co.                                                May __, 1998
Donaldson, Lufkin & Jenrette                                            Page 10
  Securities Corporation



                (vi) provisions, if any, of the Operative Documents, permitting modification thereof only by means of an agreement in writing signed by the parties thereto;

                (vii) provisions, if any, of the Operative Documents, requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable;

                (viii) the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible; and

                (ix) provisions of the Operative Documents, if any, to the extent that they purport to exclude conflict of law principles under New York law.

        This opinion is furnished by us as counsel to the Company, to you, the Representatives of the Initial Purchasers, in connection with the transactions contemplated by the Purchase Agreement, and is solely for the benefit of the Initial Purchasers and may not be delivered to, quoted or relied upon by any other person, or for any other purpose, without our express prior written consent. This opinion is effective as of the date hereof, and we undertake no obligation to update or otherwise supplement this opinion in the future for any reason. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company.

                                                Very truly yours,

                                                BROBECK, PHLEGER & HARRISON LLP

                                      EXHIBIT A

                             Rhythms NetConnections Inc.
                                      ACI Corp.
                                 ACI Corp.--Virginia

                                OFFICERS' CERTIFICATE


To:  Brobeck, Phleger & Harrison LLP

        The undersigned, Joseph R. D'Angelo, Chief Financial Officer of Rhythms NetConnections Inc., a Delaware corporation (the "Company") and Catherine M. Hapka, Chief Executive Officer and President of ACI Corp., a Delaware corporation ("ACI Corp. -- Delaware") and ACI Corp. -- Virginia, a Virginia corporation (collectively, the "Designated Subsidiaries"), hereby certify as officers of and on behalf of the Company and each Designated Subsidiary, respectively, that:

                1. The representations and warranties of the Company contained in the Purchase Agreement dated as of April ______, 1998, among the Company and Merrill Lynch & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation, are true and correct on and as of the date hereof.

                2. All tax returns and payments due and owing with respect to the Company and each Designated Subsidiary have been filed with or paid to the proper authorities in the States of California, Colorado, Delaware and Virginia.

                3. To my knowledge, no authorization, approval, consent or order of, or qualification with, any governmental authority or agency having jurisdiction over the Company (other than such as may be required under the applicable securities or "blue sky" laws of the various jurisdictions in which the Units will be offered or sold, and, with respect to the New Senior Notes, the Securities Act of 1933, as amended, and the TIA) is required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture and the Warrant Agreement by the Company or the compliance by the Company with all of the provisions thereof and the consummation of the transactions contemplated thereby. To my knowledge, the execution, delivery and performance of the Purchase Agreement, the Indenture, the Warrant Agreement and the Units, and the consummation of the transactions contemplated in the Purchase Agreement, the description of the "Use of Proceeds" set forth in the Offering Memorandum, and compliance by the Company with its obligations under the Purchase Agreement, the Indenture, the Warrant Agreement and the Units will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Designated Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note,


                                          1.

lease or any other agreement or instrument material to the Company and the Designated Subsidiaries, taken as a whole, as identified on Schedule A hereto, nor will such action conflict with or constitute a breach of any of the terms or provisions of, or a default under, the Certificates of Incorporations and Bylaws of the Company and the Designated Subsidiaries, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Designated Subsidiary or any of their respective properties, assets or operations. The Company and each Designated Subsidiary have made available to Brobeck, Phleger & Harrison LLP copies of all agreements listed in Schedule A hereto, and none of the foregoing has been amended or modified from the form so provided.

                4. Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings, actions, suits, inquiries, or investigations pending or threatened against the Company or the Designated Subsidiaries, or to which the property of the Company or any Designated Subsidiary is subject, before or brought by any court or governmental agency or body, which might reasonably be expected to result in a Material Adverse Effect on the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

                5. The only jurisdictions in which any material real and personal property or material assets or business conducted by the Company or ACI Corp. -- Delaware are located are California and Colorado.

                6. The Designated Subsidiaries are the Company's only subsidiaries.

                7. The authorized, issued and outstanding capital stock of the Company as of December 31, 1997, is as set forth under the heading "Actual" under the caption "Capitalization" in the Offering Memorandum. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive or similar right. All of the issued and outstanding shares of capital stock of each Designated Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and, are owned by the Company. The issued and outstanding shares of capital stock of each Designated Subsidiary are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                8. All material agreements of the Company have been described in the Offering Memorandum.

                9. No default by the Company or any Designated Subsidiary that would have a Material Adverse Effect exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument material to the


                                          2.

Company and the Designated Subsidiaries, taken as a whole, identified as items 1 through 11 on Schedule A hereto.

        This Certificate is made and delivered by the undersigned to permit you to deliver your legal opinion as required pursuant to Section 5(a)(i) of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

        IN WITNESS WHEREOF, the undersigned officer has signed this Certificate as of the ____ day of April, 1998.

                                --------------------------------------
                                Catherine M. Hapka,
                                Chief Executive Officer and President
                                ACI Corp.
                                ACI Corp. -- Virginia

                                --------------------------------------
                                Joseph R. D'Angelo,
                                Chief Financial Officer
                                Rhythms NetConnections Inc.


                                          3.

                                      SCHEDULE A
                               to Officer's Certificate

                             RHYTHMS NETCONNECTIONS INC.
                             LIST OF MATERIAL AGREEMENTS

1. QuickStart Loan and Security Agreement between Rhythms and Silicon Valley Bank dated October 29, 1997 ($l,000,000 credit line).

2. Master Lease Agreement No. 1642 and Addendum thereto between Rhythms and Sun Financial Group, Inc. dated November 19, 1997. ($2,000,000 data communication equipment).

3. [Equipment lease financing with GATX Capital ($32.5 million lease facility currently being negotiated) -- will not be covered in opinion if not finalized.]

4.   Preferred stock investment documents:

     a.   Series A Preferred Stock Purchase Agreement;
     b.   Series B Preferred Stock Purchase Agreement;
     c.   Amended and Restated Investors' Rights Agreement (pages 52, 98). bph
     d.   Voting Agreement; and
     e.   Voting Trust Agreement (page 98).

8.   Employment agreement with Catherine Hapka.

9.   Employment agreement with James Greenberg.

10.  Employment agreement with Rand Kennedy.

11.  Employment agreement with Jeffrey Blumenfeld.

12. Interconnection Agreement between Accelerated Connections, Inc. and Pacific Bell dated July 1997.

                              RHYTHM NETCONNECTIONS INC.

                               List of Material Events

1.   Chronology of Charter:

     a. Incorporation in State of Delaware on February 27, 1997 as "Accelerated Connections, Inc."

     b. Certificate of Amendment of Certificate of Incorporation filed May 21, 1997, increasing number of authorized shares of Common Stock. (See Items 4 and 5 below)

     c. Restated Certificate of Incorporation filed July 3, 1997 authorizing Series A Preferred Stock, and setting forth rights, preferences and privileges of same. (See Items 7 and 8 below)

     d. Certificate of Correction of Restated Certificate of Incorporation filed July 24, 1997.

     e. Certificate of Amendment of Restated Certificate of Incorporation filed September 12, 1997, changing the corporate name from Accelerated Connections Inc. to Rhythms NetConnections Inc. (See Items 9 and 10 below)

     f. Restated Certificate of Incorporation filed March 6, 1998, authorizing Series B Preferred Stock and setting forth rights, preferences and privileges of same. See Items 15 and 16 below)

2. Action by Written Consent of Incorporator dated February 27, 1997, electing as directors of the corporation Bill Stensrud and Thomas Clancy.

3.   Minutes of Action of Board of Directors dated February 27, 1997:

     a.   Establishes principal place of business.

     b.   Establishes registered office in state of Delaware.

     c.   Establishes registered agent.

     d.   Adopts bylaws of the corporation.

     e. Elects Bill Stensrud President and CEO, Thomas Clancy as Vice President Operations, and Andrea Frenz as Treasurer and Secretary.

     f.   Authorizes filing of qualification to do business in California.

     g.   Authorizes filing of SS-4 form with the IRS.

     h.   Authorizes sale of shares of common stock as follows:

          Enterprise Partners III, L.P.                920,000 shares
          Enterprise Partners III Associates, L.P.     80,000 shares

4.   Unanimous Written Consent of the Board of Directors dated May 14, 1997:

     a. Authorizing Certificate of Amendment of Certificate of Incorporation, increasing the number of shares of common stock.

     b.   Electing Craig Andrews as Secretary to replace Andrea Frenz.

5. Written Consent of the Stockholders dated May 14, 1997, authorizing Certificate of Amendment of Certificate of Incorporation increasing the number of shares of capital stock.

6. Unanimous Written Consent of the Board of Directors dated May 22, 1997, authorizing sale of shares of common stock as follows:

     Enterprise Partners IV L.P.   500,000

7.   Unanimous Written Consent of the Board of Directors dated July l, 1997:

     a. Electing Catherine Hapka as President and Chief Executive Officer to replace Bill Stensrud, effective as of June 9, 1997.

     b. Authorizing Restatement of Certificate of Incorporation to (i) effect a stock split, (ii) increase number of shares of authorized common stock, (iii) authorize shares of Series A Preferred Stock, (iv) set forth the rights, preferences and privileges of the Series A Preferred Stock.

     c. Authorizing issuance of Series A Preferred Stock pursuant to Series A Preferred Stock Purchase Agreement and collateral documents.

     d. Bylaws Amendment inserting a right of first refusal on all outstanding shares of the corporation's capital stock and amending provision relating to the determination of the size of the board of directors.

     e.   Authorizing adoption of 1997 Stock Option Stock Issuance Plan.

     f. Authorizing grant of options of 1,441,177 shares of common stock to Catherine Hapka.

     g. Accepting resignation of Thomas Clancy as a director and designating the size of the board at 6.

8.   Written Consent of the Stockholders dated July 1, 1997:

     a. Authorizing Restatement of Certificate of Incorporation to (i) effect a stock split, (ii) increase number of shares of authorized common stock, (iii) authorize shares of Series A Preferred stock, (iv) set forth the rights, preferences and privileges of the Series A Preferred stock.

     b. Authorizing Bylaws Amendment inserting a right of first refusal on all outstanding shares of the corporation's capital stock and amending provision relating to the determination of the size of the board of directors.

     c. Electing to the Board of Directors Catherine Hapka, Kevin Compton, Keith Geeslin and John Walecka.

     d.   Adopting 1997 Stock Option Stock Issuance Plan.

9. Written Consent of the Stockholders dated August 15, 1997, authorizing Certificate of Amendment of Restated Certificate of Incorporation changing the corporate name from Accelerated Connections, Inc. to Rhythms NetConnections Inc.

10.  Minutes of the Meeting of the Board of Directors dated August 15, 1997:

     a. Board adopted resolution amending Restated Articles of Incorporation to change the corporate name.

     b. Board adopted resolution to enter into banking relationship at Bank of America, Silicon Valley Bank, Sanwa Bank and Paine Webber.

     c.   Board appointed Eric Geis as acting Secretary.

     d.   Board adopted the Company's form of proprietary information agreement.

     e. Board adopted the 1997 Stock Issuance Plan and approved the reservation of 4,863,971 shares of common stock for purchase under the Plan.

     f. Board approved the granting of stock options to certain employees in the aggregate amount of 2,259,931 shares of common stock.

     g. Board approved the issuance of shares of approved Series A Preferred stock to "friends and family" pursuant to Series A Preferred Stock Purchase Agreement.

11.  Minutes of the Meeting of the Board of Directors dated October 30, 1997:

     a. Board authorized granting of stock options to certain employees in the aggregate amount of 157,450 shares of common stock.

12.  Minutes of the Meeting of the Board of Directors dated December 12, 1997:

     a. Board ratified Price Waterhouse LLP as the company's independent auditors for 1998.

     b.   Board approved revised "friends and family" allocation schedule.

13.  Minutes of the Meeting of the Board of Directors dated January 28, 1998:

14.  Minutes of the Meeting of the Board of Directors dated February 27, 1998:

     a. Board ratified general release and waiver of all claims between the company and William Cobb, a former employee.

     b. Board approved loans made by the Company to Frederick Smith and Robert Masitti, two of the Company's employees.

     c. Board approved grant of stock options to certain employees, in the aggregate amount of 106,700 shares of common stock.

     d. Board appointed John Denniston Secretary of the Company to replace Craig Andrews.

     e. Board ratified formation of ACI Corp., a wholly-owned Delaware subsidiary of the Company.

     f. Board approved certain bonus payments to certain employees in connection with services rendered during 1997.

     g. Board approved sale of 365,094 Series A Preferred stock to Catherine Hapka pursuant to the terms of her Employment Agreement at a purchase price per share of $.80

     h. Board authorized establishing a compensation committee with John Walecka and Kevin Compton as members.

     i. Board established an audit committee with Kevin Compton and John Walecka as members.

15.  Unanimous Written Consent of the Board of Directors dated March 6, 1998:

     a. Authorizes Restated Certificate of Incorporation designating shares of Series B Preferred Stock and providing for the rights, preferences and privileges of same.

     b. Authorizes issuance of Series B Preferred Stock pursuant to Series B Preferred Stock Purchase Agreement and collateral documents.

     c.   Authorizes amendment to Bylaws to increase size of board.

16.  Written Consent and Waiver of Stockholders dated March 6, 1998:

     a. Approved Restated Certificate of Incorporation designating shares of Series B Preferred Stock and providing for the rights, preferences and privileges of same.

     b.   Approves Series B Preferred Stock financing documents.

     c.   Approves Amendment to Bylaws to increase size of Board of Directors.

     d.   Elects Ken Harrison to the Board of Directors.

     e.   Waiver and Consent:

          (1) Series A holders waive rights to notice under Investors Rights Agreement.

          (2)  Series A holders consent to amending the prior
               Investors Rights Agreement.

          (3) Series A holders consent to the registration rights provided by the Series B Preferred Stock financing.

17. Minutes of Special Telephonic Meeting of the Board of Directors dated March 27, 1998:

     a. Board approved distributing financial projections in connection with the proposed debt offering.

     b. Board authorized participation in road show in connection with proposed debt offering.

     c. Board authorized amendment to Certificate of Incorporation to account for warrants issued in connection with proposed debt offering.

     d. Board authorized the proposed terms of equipment lease financing with GATX Capital Corporation.

18.  Unanimous Written Consent of the Board of Directors dated April __, 1998:

     a. Authorizes private placement of units consisting of notes and warrants in an amount not to exceed $125 million:

          (1)  Authorizes Offering Memorandum.

          (2)  Authorizes Purchase Agreement in connection with debt offering.

          (3) Authorizes Registration Rights Agreement in connection with debt offering.

          (4) Authorizes Warrant Agreement and Warrant registration rights in connection with debt offering.

          (5) Authorizes Registration Statement in connection with exchange of the notes.

          (6)  Authorizes Exchange of Notes for a new issue of debt securities.

          (7)  Authorizes use of proceeds.

          (8) Authorizes State Street Bank as Trustee and as warrant agent in connection with debt offering.

          (9)  Authorizes Indenture in connection with debt offering.

     b. Approves listing of units on PORTAL market and to be eligible for trading via Cedel and Euroclear.

     c.   Approves form of note and authorizes DTC to act as depository.

     d.   Authorizes blue sky resolutions in connection with debt offering.

     e. Authorizes formation of pricing committee in connection with pricing of debt offering.

     f. Appoints Jeff Blumenfeld as agent for service of process in connection with debt offering.

     g.   Authorizes company to pay expenses in connection with debt offering.

     h. Authorizes formation of ACI Corp. -- Virginia, a Virginia Public Service Corporation, as a wholly-owned subsidiary of the Company.

     i. Authorizes form of indemnification agreement to be entered into with directors of the Company.

19. Written Consent and Waiver of Stockholders dated April 9, 1998 authorizing Amendment to Restated Certificate of Incorporation to increase number of shares as common stock to account for warrants to be issued in connection with debt offering.

     a.   Waiver and Consent:

          (1) Stockholders waive rights of notice under Investors Rights Agreement relating to rights of first offer with respect to the sale of warrants.

          (2) Stockholders consent to registration rights be provided to the purchasers of the units, notes and warrants in connection with debt offering.

          (3) Stockholders waive rights to antidilution protection in connection with issuance of warrants issued pursuant to the debt offering.

                                      EXHIBIT C

                             OTHER OFFICERS' CERTIFICATES

                             Rhythms NetConnections Inc.
                                      ACI Corp.
                                ACI Corp. -- Virginia

                                OFFICER'S CERTIFICATE

To: Brobeck, Phleger & Harrison LLP

     I, Jeffrey Blumenfeld, Vice President and General Counsel of Rhythms NetConnections Inc., a Delaware corporation (the "Company"), hereby certify on behalf of the Company that:

     No default by the Company that would have a Material Adverse Effect exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument material to the Company and the Designated Subsidiaries, taken as a whole, as identified on Schedule A hereto.

     This Certificate is made and delivered by the undersigned to permit you to deliver your legal opinion as required pursuant to Section 5(a(i) of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned officer has signed this Certificate as of the ____ day of April, 1998.

                                   -----------------------------------
                                   Jeffrey Blumenfeld,
                                   Vice President and General Counsel

                                      SCHEDULE A
                               to Officer's Certificate

1. QuickStart Loan and Security Agreement between Rhythms and Silicon Valley Bank dated October 29, 1997 ($l,000,000 credit line).

2. Master Lease Agreement No. 1642 and Addendum thereto between Rhythms and Sun Financial Group, Inc. dated November 19, 1997. ($2,000,000 data communication equipment.)

3. [Equipment lease financing with GATX Capital ($32.5 million lease facility currently being negotiated) -- will not be covered in opinion if not finalized.]

4.   Preferred stock investment documents:

     a.   Series A Preferred Stock Purchase Agreement;
     b.   Series B Preferred Stock Purchase Agreement;
     c.   Amended and Restated Investors' Rights Agreement (pages 52, 98). bph
     d.   Voting Agreement; and
     e.   Voting Trust Agreement (page 98).

8.   Employment agreement with Catherine Hapka.

9.   Employment agreement with James Greenberg.

10.  Employment agreement with Rand Kennedy.

11.  Employment agreement with Jeffrey Blumenfeld.

                                                                   Exhibit A-2


                      FORM OF OPINION OF COMPANY'S LEGAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                   SECTION 5(a)(ii)



                       [form of Hale and Dorr opinion follows]


                                      A - 2 - 1

                                   HALE & DORR LLP
                                  Counsellors at Law
                     60 State Street, Boston, Massachusetts 02109
                           617-526-6000 - Fax 617-526-5000



                                     May   , 1998

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
North Tower
World Financial Center
New York, NY 10281-1209

Gentlemen:

     We have acted as Investment Company Act counsel to Rhythms NetConnections, Inc., a Delaware corporation (the "Company"). We are delivering this opinion in connection with the issue and sale by the Company and the purchase by the Initial Purchasers of $125,000,000 aggregate principal amount of the Company's Units consisting of __% Senior Discount Notes due 2008 and Warrants. The terms of this issue, sale and purchase are governed by a Purchase Agreement dated April _____, 1998 (the "Purchase Agreement") among Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation (collectively, the "Representatives") and the Company. Capitalized terms not otherwise defined in this opinion have the same meanings as in the Purchase Agreement.

     In connection with the opinion expressed below, we have examined (1) the Purchase Agreement; (2) the Offering Memorandum dated _____, 1998 relating to the offering of the Units by the Representatives; and (3) such other documents and records as we deemed necessary to furnish this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of all copies (whether certified or not), the genuineness of all signatures and the legal capacity of all natural persons executing all documents examined by us.

     In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates of officers of the Company, including the certificate (the "Certificate") attached to this opinion as Exhibit A. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.


Washington, DC                    Boston, MA                         London, UK*
--------------------------------------------------------------------------------
                 HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

Merrill Lynch & Co. et als
May __, 1998
Page 2

     We are opining herein only with respect to the laws of the United States of America. Accordingly, to the extent that any law of any jurisdiction other than the federal laws of the United States governs any of the matters as to which we express an opinion below, we have assumed, without independent investigation, that the law of such jurisdiction is the same as the federal laws of the United States.

     The opinion set forth below is based on the following factual assumptions.

     1. Neither the Company nor any of its majority-owned subsidiaries owns or proposes to acquire or, after ______, 1998, will own or acquire, investment securities with a value exceeding 40% of the value of its total assets (excluding Government securities and cash items, both as defined in the Certificate) on an unconsolidated basis.

     2. The primary business of the Company and its majority-owned subsidiaries is providing telecommunications services. Each of the Company and any majority-owned subsidiary is not, and does not hold itself out as being, engaged primarily, and does not propose to engage primarily, in the business of investing, reinvesting or trading in securities. Neither the Company nor any of its majority-owned subsidiaries engages in the business of acquiring control of other companies primarily for the purpose of profiting from the sale of stock of such companies.

     3. No person owns beneficially, either directly or through one or more controlled companies, more than 25% of the outstanding voting securities of the Company or has the contractual or voting power to elect or appoint more than 25% of the board of directors of the Company.

     Based on and subject to the foregoing, it is our opinion that the Company is not an "investment company" or an entity "controlled" by an "investment company," as each of these terms is defined in the Investment Company Act of 1940, as amended.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Merrill Lynch & Co. et als
May __, 1998
Page 3

     This opinion is being delivered to you solely for the benefit of the Representatives and Initial Purchasers, and may not be relied upon by any other party without our prior written consent.

                              Very truly yours,



                              Hale and Dorr LLP

                                                                     EXHIBIT A

                             RHYTHMS NETCONNECTIONS, INC.

                            OFFICER'S CERTIFICATE RELATING
                           TO OPINION OF HALE AND DORR LLP

     I, the undersigned treasurer/chief financial officer of Rhythms NetConnections, Inc. (the "Company"), hereby certify on behalf of the Company, in connection with the opinion of Hale and Dorr LLP dated May _, 1998 and addressed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation , as follows:

     1. Neither the Company nor any of its majority-owned subsidiaries owns, proposes to acquire or, after ____________, 1998, will own or acquire, investment securities with a value exceeding 40% of the value of its total assets (excluding Government securities and cash items) on an unconsolidated basis. Investment securities include all securities other than Government securities and securities of majority-owned subsidiaries that are not themselves investment companies. For this purpose, repurchase agreements, shares of money market funds, certificates of deposit and cash equivalents are considered investment securities and are not cash items. Demand deposits are considered cash items, not investment securities, for this purpose. Government securities include only those securities issued by the U.S. Treasury, the Government National Mortgage Association, the Federal National Mortgage Association, the Resolution Funding Corporation, the Federal Farm Credit Banks or the Student Loan Marketing Association.

     2. The primary business of the Company and its majority-owned subsidiaries is providing telecommunications services. Each of the Company and any majority-owned subsidiary is not, and does not hold itself out as being, engaged primarily, and does not propose to engage primarily, in the business of investing, reinvesting or trading in securities. Neither the Company nor any of its majority-owned subsidiaries engages in the business of acquiring control of other companies primarily for the purpose of profiting from the sale of stock of such companies

     3. No person owns beneficially, either directly or through one or more controlled companies, more than 25% of the outstanding voting securities of the Company or has the contractual or voting power to elect or appoint more than 25% of the board of directors of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certificate on the _____th day of May 1998.

                                   ----------------------------------

                                   Name:
                                         ----------------------------

                                   Title: Treasurer/Chief Financial Officer

                                                                   Exhibit A-3

                      FORM OF OPINION OF COMPANY'S LEGAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)(iii)

                     [form of Blumenfeld & Cohen opinion follows]


                                      A - 3 - 1

April 27, 1998


                          [Letterhead of Blumenfeld & Cohen]

                                 [Closing Date], 1998

MERRILL LYNCH & CO.,
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Donaldson, Lufkin & Jenrette Securities
     Corporation
as Representatives of the Initial Purchasers
c/o Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

          Re:  Purchase Agreement, dated April  , 1998, by and
               among Rhythms NetConnections Inc. and Merrill
               Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
               Incorporated, and Donaldson, Lufkin & Jenrette
               Securities Corporation
               --------------------------------------------------------

Ladies and Gentlemen:

     We are acting as special regulatory counsel to Rhythms NetConnections Inc., a Delaware corporation (the "Company"), and its respective direct and indirect wholly-owned subsidiaries, ACI Corp., a Delaware corporation ("ACI"), and ACI Corp. - Virginia, a Virginia corporation ("ACI Corp.-Va")(ACI and ACI - Va being collectively referred to herein as the "Subsidiaries"), in connection with the
Purchase Agreement, dated April   , 1998 (the "Agreement"), by and among the
Company and each of you (the "Representatives") and each of the Initial Purchasers named in Schedule A to the Agreement (collectively, the "Initial Purchasers"), providing, among other things, for the issue and sale by the Company and the purchase by the Initial Purchasers of the Company's Units
consisting of   % Senior Discount Notes Due 2008 and Warrants. All terms used herein which are defined in the Agreement shall have the same meanings specified therein unless otherwise defined herein. This opinion is being delivered to the Representatives pursuant to Section 5(a) of the Agreement.

     We have examined the originals, or certified, conformed or reproduction copies, of all such records, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinions, we have relied upon certificates of public officials or representatives of the Company and others.

     Based upon the foregoing, we are of the opinion as follows:

     1. We understand, based upon the information set forth in the Offering Memorandum, that the Company and the Subsidiaries are presently offering commercial services only in the State of California and, therefore, the California Public Utilities Commission (the "Commission") is the only state regulatory commission that can exercise jurisdiction over the present offering of commercial services by the Company and its Subsidiaries. Appendix A to this opinion accurately and completely lists all federal, state and municipal Telecommunications Licenses held by the Company and the Subsidiaries on the date hereof. The Company and the Subsidiaries have all Telecommunications Licenses required by the Communications Act, the California Public Utilities Code and the rules and regulations of the Commission for the provision of telecommunications services provided by the Company or the Subsidiaries on the date hereof, except for such Telecommunications Licenses as would not have a Material Adverse Effect

     2. The Company and the Subsidiaries are not subject to any pending or, to our knowledge, threatened complaint, investigation or proceeding before the FCC or any State Commission or municipality, except for (a) proceedings involving the licensing of the Subsidiaries to provide telecommunications services not presently provided by the Subsidiaries on the date hereof in the jurisdiction or jurisdictions where such licensing proceeding or proceedings are pending on the date hereof, and (b) advocacy pleadings filed by the Company in opposition of petitions pending before the FCC.

     3. The license set forth in Appendix A hereto (the "License") is (a) outstanding, and (b) in full force and effect, and is not subject to any conditions not applicable generally to other licensees (i) holding licenses comparable to the License and (ii) offering services comparable to those offered by the Company pursuant to the License.

     4. The Company has not, to our knowledge and based upon contacting officials at the California Public Utilities Commission (the "Commission"), failed to file with the Commission any reports, tariffs and other documents required to be filed by the Company on or as of the date hereof under the Commission's Regulations and the California Public Utilities Code, except for those reports, tariffs or other documents where the failure to so file would not result in a Material Adverse Effect.

     5. The statements in the Offering Memorandum under the headings "RISK FACTORS - GOVERNMENT REGULATION" and "BUSINESS - GOVERNMENT REGULATION", insofar as such statements constitute a summary of the legal matters or proceedings of the FCC and State Commissions with respect to telecommunications matters referred to therein, are accurate in all material respects.

     6. All tariffs applicable to the Company's local exchange and interexchange data operations in California (the "Tariffs") are in full force and effect in accordance with their terms. To our knowledge and based upon our review with officers of the Company, there is no outstanding notice of suspension, cancellation or termination or any threatened suspension, cancellation or termination with respect to any of the Tariffs. The Company is not subject to any restrictions or conditions applicable to the Tariffs that limit the operations of the Company (other than restrictions and conditions generally applicable to persons (i) holding tariffs comparable to the Tariffs, and (ii) offering data services comparable to those offered by the Company pursuant to the Tariffs); PROVIDED, HOWEVER, we express no opinion with respect to the specific pricing and other commercial provisions set forth in any such Tariffs. Neither the Company nor any of the Subsidiaries are presently required to file a tariff with the FCC. Based upon our understanding that the Company and its

Subsidiaries are presently offering commercial services only in the State of California, no other tariffs are effective or required in states other than the State of California on and as of the date hereof.

     7. There are no consents and approvals of the FCC or the Commission required for the sale and issuance of the Units to the Initial Purchasers on the Closing Date.

     8. Neither the execution of the Agreement by the Company nor the performance by the Company of its obligations under the Agreement which are required to be performed on the Closing Date will violate the Communications Act or the California Public Utilities Code or the rules and regulations of the Commission.

     9. To our knowledge and based upon our review of available public files at the FCC and the Commission and our review with officers of the Company, (a) there is no unsatisfied adverse FCC or Commission order, decree or ruling outstanding against the Company or the Subsidiaries or the License, (b) neither the Company nor any Subsidiary is a party to any complaint, disciplinary action or revocation proceeding at the FCC or the Commission (including complaints, disciplinary actions or revocation proceedings against other licensees or applicants); (c) Appendix B hereto lists all applications on behalf of the Company or the Subsidiaries with respect to any certification, authorization or franchise that are now pending before the FCC and/or the State Commissions and/or municipalities, as the case may be, and (d) neither the Company nor any Subsidiary has been the subject of any final order, decree or ruling of the FCC or the Commission or any municipality which has (i) denied any application by the Company or any Subsidiary to obtain a certification, authorization or franchise, (ii) limited or prohibited any of the Company's or any Subsidiary's operations as described in the Offering Memorandum and as offered by the Company or any of the Subsidiaries, respectively, on the date hereof, and/or (iii) resulted in any monetary fine or forfeiture by the Company or any Subsidiary which would result in a Material Adverse Effect.

     The opinions expressed above are subject to the following qualifications: we express no opinion herein on (a) any matter other than telecommunications laws and regulations and proceedings before any governmental entity administering such laws and regulations, (b) the fairness of any of the transactions contemplated in the Agreement or the Offering Memorandum, or
(c) except as set forth in Paragraph 5 of this opinion, the accuracy or completeness of the Offering Memorandum.

     We are members of the bars of the District of Columbia and the State of California and do not hold ourselves out as being conversant with the laws of any other jurisdiction other than those of the United States of America.

     The opinions expressed herein are solely for the benefit of the Representatives and the Initial Purchasers and may not be delivered to, quoted or relied upon in any manner or for any purpose by any other person. This opinion is effective as of the date hereof, and we undertake no obligation to update or otherwise supplement this opinion in the future for any reason.

                         Very truly yours,


                         BLUMENFELD & COHEN

                            APPENDIX A:  LIST OF LICENSES


               California PUC Certificate of Public Convenience &
               Necessity No. U-5813-C, Decision D.97-07-032
               (granted July 16, 1997) authorizing the resale of local exchange and long distance services

               California PUC Certificate of Public Convenience & Necessity No. U-5813-C, Decision D.97-09-110 (granted September 24, 1997) authorizing the provision of facilities-based local exchange services

               California PUC Certificate of Public Convenience &
               Necessity No. U-5813-C, Decision D.98-02-038
               (granted February 4, 1998) authorizing the provision of facilities-based long distance services

               Schedule Cal. PUC No. 1-T (effective December 24,
               1997) tariffing the provision of intrastate
               IntraLATA and InterLATA high speed digital connection service




The foregoing Certificate of Public Convenience and Necessity was issued to the Company by, and the foregoing Tariff was filed by the Company with, the Commission.

                          APPENDIX B:  LICENSE APPLICATIONS


          ACI Corp. has filed or caused to be filed on its behalf in each of the State Commissions listed below an appropriate application to obtain authority to operate as a local exchange and interexchange provider of both
     (a) high-speed data services on a facilities and resale basis, and (b) voice services on a resale basis. In most of these states, ACI Corp. is seeking authority to offer such services under the name "Accelerated Connections" or some similar variation thereof.

          State Commissions:
          -----------------

          New York Public Service Commission
          New Jersey Board of Public Utilities
          Maryland Public Service Commission
          Pennsylvania Public Utility Commission
          Michigan Public Service Commission
          Illinois Commerce Commission
          Massachusetts Department of Telecommunications and Energy California Public Utility Commission



          ACI Corp. -- Virginia has filed or caused to be filed on its behalf with the Virginia State Corporation Commission an appropriate application to qualify as a public service corporation and to obtain authority to operate as a local exchange and interexchange provider of both (a) high-speed data services on a facilities and resale basis, and (b) voice services on a resale basis.

                                                                   Exhibit A-4

                      FORM OF OPINION OF COMPANY'S LEGAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                   SECTION 5(a)(iv)


     (i) The Company is not a "holding company" or a "subsidiary company" or an "affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                      A - 4 - 1

                                                                   Exhibit A-5

                    FORM OF OPINION OF THE COMPANY'S LEGAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                   SECTION 5(a)(v)

                      [form of General Counsel opinion follows]


                                      A - 5 - 1

April 27, 1998

                     [Letterhead of Rhythms NetConnections Inc.]

                                 [Closing Date], 1998

MERRILL LYNCH & CO.,
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
Donaldson, Lufkin & Jenrette Securities
     Corporation
as Representatives of the Initial Purchasers
c/o Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

          Re: Purchase Agreement, dated April , 1998, by and among Rhythms NetConnections Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Donaldson, Lufkin & Jenrette Securities Corporation
               --------------------------------------------------

Ladies and Gentlemen:

     As Vice President and General Counsel of Rhythms NetConnections Inc., a Delaware corporation (the "Company"), I am familiar with the Purchase Agreement,
dated April   , 1998 (the "Agreement"), by and among the Company and each of you
(the "Representatives") and each of the Initial Purchasers named in Schedule A to the Agreement (collectively, the "Initial Purchasers"), providing, among other things, for the issue and sale by the Company and the purchase by the Initial Purchasers of the Company's Units consisting of % Senior Discount Notes Due 2008 and Warrants. All terms used herein which are defined in the Agreement shall have the same meanings specified therein unless otherwise defined herein. This opinion is being delivered to the Representatives pursuant to Section 5(a) of the Agreement.

     I have examined the originals, or certified, conformed or reproduction copies, of all such records, instruments and documents as I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinion, I have relied upon certificates of public officials or representatives of the Company and others.

     Based upon the foregoing, I am of the opinion that, to my knowledge, no default by the Company or any Designated Subsidiary that would have a Material Adverse Effect exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in the Interconnection Agreement, dated July 1997, by and between the Company and Pacific Bell Corporation.

     I am a member of the bar of the District of Columbia and do not hold myself out as being conversant with the laws of any other jurisdiction other than those of the United States of America.

     The opinion expressed herein is solely for the benefit of the Representatives and the Initial Purchasers and may not be delivered to, quoted or relied upon in any manner or for any purpose by any other person. This opinion is effective as of the date hereof, and I undertake no obligation to update or otherwise supplement this opinion in the future for any reason.

                              Very truly yours,




                              Jeffrey Blumenfeld,
                              Vice President & General Counsel

                                                                    Exhibit A-6

                 FORM OF OPINION OF INITIAL PURCHASERS' LEGAL COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                     SECTION 5(b)

                      [form of Baker & McKenzie opinion follows]


                                      A - 6 - 1

                                                              May____, 1998


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
 c/o Merrill Lynch & Co.
 Merrill Lynch, Pierce, Fenner & Smith Incorporated
 North Tower
 World Financial Center
 New York, NY 10281-1209

              Re:    RHYTHMS NETCONNECTIONS, INC.

Ladies and Gentlemen:

       We have acted as your counsel in connection with the issuance and sale to you (the "Initial Purchaser") on the date hereof by Rhythms NetConnections, Inc. a Delaware corporation (the "Company"), of 290,000 units (the "Units") consisting of $290,000,000 aggregate principal amount at maturity of 13 1/2% Senior Discount Notes due 2008 (the "Notes") and warrants (the "Warrants") to purchase 1,972,000 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock," and together with the Warrants and Notes, the "Securities"), in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), as described in the Company's offering memorandum, dated April 28, 1998 (the "Offering Memorandum"). This opinion is being rendered to you pursuant to
Section 5(b) of the Purchase Agreement, dated April 28, 1998, by and among you and the Company (the "Purchase Agreement"). Unless otherwise stated herein, capitalized terms used herein shall have the respective meanings set forth in the Purchase Agreement.

       As such counsel, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below.

       In our examination, we have assumed the genuineness of the signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
May __, 1998
Page 2


documents submitted to us as copies and the legal capacity of all individuals executing those documents.

       We have been furnished with, and with your consent have exclusively relied upon, certificates of officers of the Company and each of the Subsidiaries with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

       We are opining herein as to the effect on the subject transaction only of federal laws of the United States of America (other than the Communications Act of 1934, as amended, and the rules, regulations, orders or policies promulgated or adopted by the FCC or any other statute, rule or regulation relating to the regulation of telecommunications (the "Communications Laws")), the General Corporation Law of the State of Delaware and the laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to the matters of municipal law or the laws of any local agencies within any state.

       Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the above transaction do not have current knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of you.

       Based upon the foregoing, and subject to the assumptions and qualifications herein contained, we are of the opinion that, as of the date hereof:

       (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

       (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

       (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum under the caption "Description of Capital Stock" (except for

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
May __, 1998
Page 3


subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements, employee stock option or benefit plans or the exercise of convertible securities or options referred to in the Offering Memorandum); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; to our knowledge, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; and the shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of the Warrant Agreement will be, when issued and paid for as set forth in the Warrant Agreement, duly authorized, validly issued, fully paid and nonassessable.

       (iv) Each Designated Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and ACI Corp. is duly qualified as a foreign corporation to transact business and is in good standing in California and Colorado (officers of the Company have submitted to us a certificate stating that these jurisdictions are the only jurisdictions in which the real or personal property or assets (owned, leased, licensed or used) or businesses conducted by the Designated Subsidiaries are located); all of the issued and outstanding capital stock of the Designated Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable, and to our knowledge is owned by the Company directly; and, to our knowledge, the Designated Subsidiaries are the Company's only subsidiaries; and to our knowledge, all of the issued and outstanding capital stock of the Designated Subsidiaries is owned by the Company directly free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

       (v) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

       (vi) The Indenture and the Warrant Agreement have been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery of the Indenture by the Trustee and of the Warrant Agreement by the Warrant Agent) constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
May __, 1998
Page 4


       (vii) The Notes are in the form contemplated by the Indenture and the Warrants are in the form contemplated by the Warrant Agreement, and each have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee and the Warrant Agent in the manner provided in the Indenture and the Warrant Agreement, as the case may be (assuming the due authorization, execution and delivery of the Indenture by the Trustee and of the Warrant Agreement by the Warrant Agent) and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), or other similar laws relating to or affecting enforcement of creditor's rights generally, or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture and the Warrant Agreement, respectively.

       (viii) The statements in the Offering Memorandum under the "Description of the Units," "Description of the Notes" and "Description of the Warrants," insofar as such statements constitute a summary of the Securities or instruments referred to therein, fairly present, in all material respects, such Securities or instruments.

       To the extent that the obligations of the Company and each of the Designated Subsidiaries under the Indenture, the Warrant Agreement and the Purchase Agreement (the "Agreements") may be dependent upon such matters, we have assumed for purposes of this opinion that each of the Trustee, the Warrant Agent and you (i) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has been duly qualified to engage in the activities contemplated by the Agreements to which it is a party, (iii) has the requisite organizational and other power and authority to execute and deliver, and to perform its obligations under, the Agreements to which it is a party. We have further assumed that (i) each of such Agreements to which the Trustee, the Warrant Agent or you are a party constitutes the Trustee's, the Warrant Agent's or your legal, valid and binding obligation, enforceable against the Trustee, the Warrant Agent or you, as applicable, in accordance with its terms, (ii) the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations and (iii) the Warrant Agent is in compliance, generally and with respect to acting as warrant agent under the Warrant Agreement, with all applicable laws and regulations.

       In addition, we have participated in conferences with officers and other representatives of and counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Offering Memorandum and related

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
May __, 1998
Page 5


matters were discussed and, although we have not undertaken to investigate or verify independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Offering Memorandum or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein, as to which we express no belief), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

       Because the primary purpose of our professional engagement was not to establish or confirm factual, financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Offering Memorandum, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum except for those made under the captions "Description of the Units," "Description of the Notes" and "Description of the Warrants" in the Offering Memorandum, insofar as they relate to the provisions of the Securities described therein. Other than as set forth in the preceding sentence, we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial data included in the Offering Memorandum, and we have not examined the financial or accounting records from which such financial statements, schedules and data are derived.

       This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                 Very truly yours,

                                                 DRAFT

                                                 [DRAFT dated April 28, 1998]